UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.            )
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AMREIT
(Name of Registrant as Specified in Its Charter)
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AmREIT
8 Greenway Plaza, Suite 1000
Houston, Texas 77046
Notice of Annual Meeting of Shareholders
To be Held June 1, 2006
To Our Shareholders:
     You are invited to attend the annual meeting of shareholders of AmREIT, to be held at 8 Greenway Plaza, Suite 1000, Houston, Texas, on Thursday, June 1, 2006, at 10:00 a.m., Central Standard Time. The purpose of the meeting is to vote on the following proposals:

Proposal 1:	To elect four trust managers to serve until their successors are elected and qualified.

Proposal 2:	To transact any other business that may properly be brought before the annual meeting or any adjournments thereof.
     The board of trust managers has fixed the close of business on April 12, 2006 as the record date for determining shareholders entitled to notice of and to vote at the annual meeting. A form of proxy card and a copy of our annual report to shareholders for the fiscal year ended December 31, 2005 are enclosed with this notice of annual meeting and proxy statement.
     Please carefully read the attached proxy statement and accompanying annual report before making your decision on how to cast your votes. Your proxy vote is important. Accordingly, you are asked to complete, date, sign and return the accompanying proxy whether or not you plan to attend the annual meeting. If you plan to attend the annual meeting to vote in person and your shares are in the name of a broker or bank, you must secure a proxy from the broker or bank assigning voting rights to you for your shares.

BY ORDER OF THE BOARD OF TRUST MANAGERS

/s/ H. Kerr Taylor
H. Kerr Taylor
Chairman of the Board, Chief Executive Officer,
and President
April 20, 2006
Houston, Texas

Notice of Annual Meeting of Shareholders
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
GOVERNANCE OF THE COMPANY
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE REPORT
ELECTION OF TRUST MANAGERS
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
SHAREHOLDER PROPOSALS
ANNUAL REPORT

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
Thursday, June 1, 2006
AmREIT
8 Greenway Plaza, Suite 1000
Houston, Texas 77046
     The board of trust managers of AmREIT is soliciting proxies to be used at the 2006 annual meeting of shareholders to be held at 8 Greenway Plaza, Suite 1000, Houston, Texas, on Thursday, June 1, 2006, at 10:00 a.m., Central Standard Time. This proxy statement, accompanying proxy and annual report to shareholders for the fiscal year ended December 31, 2005 are first being mailed to shareholders on or about April 24, 2006. Although the annual report is being mailed to shareholders with this proxy statement, it does not constitute part of this proxy statement.
Who Can Vote
     Only shareholders of record as of the close of business on April 12, 2006, are entitled to notice of and to vote at the annual meeting. As of April 12, 2006, we had approximately 6,398,115 class A common shares, 2,112,397 class B common shares, 4,146,582 class C common shares and 11,073,115 class D common shares outstanding (collectively, the “shares”). Each holder of record of the shares on the record date is entitled to one vote on each matter properly brought before the annual meeting for each share held.
How You Can Vote
     Shareholders cannot vote at the annual meeting unless the shareholder is present in person or represented by proxy. You are urged to complete, sign, date and promptly return the proxy in the enclosed postage-paid envelope after reviewing the information contained in this proxy statement and in the annual report. Valid proxies will be voted at the annual meeting and at any adjournments of the annual meeting as you direct in the proxy.
Revocation of Proxies
     You may revoke your proxy at any time prior to the start of the annual meeting in three ways:
(1)	by delivering written notice to our Corporate Secretary, Chad C. Braun, at AmREIT, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046;

(2)	by submitting a duly executed proxy bearing a later date; or

(3)	by attending the annual meeting and voting in person.
     Voting by proxy will in no way limit your right to vote at the annual meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the annual meeting. If no direction is given and the proxy is validly executed, the shares represented by the proxy will be voted as recommended by our board of trust managers. The persons authorized under the proxies will vote upon any other business that may properly come before the annual meeting according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the time of mailing this proxy statement, we do not anticipate that any other matters would be raised at the annual meeting.
Required Vote
     The presence, in person or represented by proxy, of the holders of a majority of the shares (11,865,106 shares) entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. However, if a quorum is not present at the annual meeting, a majority of the shareholders, present in person or represented by proxy, have the power to adjourn the annual meeting until a quorum is present or represented.
     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy is required to elect trust managers.
     Votes cast by proxy or in person will be counted by two persons appointed by us to act as inspectors for the annual meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum and of determining the outcome of any matter submitted to the shareholders for a vote; however, abstentions will not be deemed outstanding and, therefore, will not be counted in the tabulation of votes cast on proposals presented to shareholders.
     The Texas Real Estate Investment Trust Act and our bylaws do not specifically address the treatment of abstentions and broker non-votes. The election inspectors will treat shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners and as to which the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).
Cost of Proxy Solicitation
     The cost of soliciting proxies will be borne by us. Proxies may be solicited on our behalf by our trust managers, officers or employees in person, by telephone, facsimile or by other electronic means. None of such persons shall receive compensation for such services.
     In accordance with SEC regulations, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials and soliciting proxies from the beneficial owners of shares.

GOVERNANCE OF THE COMPANY
Board of Trust Managers
     Pursuant to our declaration of trust and our bylaws, our business, property and affairs are managed under the direction of our board of trust managers. Members of our board are kept informed of our business through discussions with the chairman of the board and our officers, by reviewing materials provided to them and by participating in meetings of our board and its committees. Board members have complete access to the Company’s management team and the independent auditors. Our board and each of the key committees—pricing, audit, compensation, nominating and corporate governance—also have authority to retain, at our expense, outside counsel, consultants or other advisors in the performance of their duties. Our Corporate Governance Guidelines require that a majority of the trust managers be independent within the meaning of American Stock Exchange (AMEX) standards.
Statement on Corporate Governance
     We are dedicated to establishing and maintaining the highest standards of corporate governance. The board has implemented many corporate governance measures designed to serve the long-term interests of our shareholders and further align the interests of trustees and management with our shareholders. The major measures approved by the board, through the adoption of a Code of Business Conduct and Ethics and Corporate Governance Guidelines and enacted by us include:
•	prohibiting the re-pricing of options under our incentive plan;

•	increasing the overall independence of our board and its committees;

•	scheduling executive sessions of the non-management trust managers on a regular basis;

•	conducting annual evaluations of our board, the Committees and individual trust managers;

•	establishing share ownership guidelines for our senior officers and trust managers;

•	requesting trust managers to visit properties every year;

•	limiting members of our audit committee to service on not more than three other public company audit committees without prior board approval;

•	adopting a pre-approval policy for audit and non-audit services;

•	limiting the CEO’s service to not more than three other public company boards;

•	reviewing and revising the existing audit committee charter; and

•	adopting formal charters for our board committees.
     Executive Sessions. Pursuant to the our Corporate Governance Guidelines, our non-management trust managers meet in separate executive sessions at least three times a year. These trust managers may invite the chief executive officer or others, as they deem appropriate, to attend a portion of these sessions.
     Contacting the Board. Our board welcomes your questions and comments. If you would like to communicate directly with our board, or if you have a concern related to our business ethics or conduct, financial statements, accounting practices or internal controls, then you may submit your correspondence to the chairman of our audit committee at our principal executive office.

     Code of Business Conduct and Ethics. Our board has adopted a Code of Business Conduct and Ethics that applies to all trust managers, officers and employees, including our principal executive officer, principal financial officers and principal accounting officers. The purpose of the Code of Business Conduct and Ethics is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us; and to promote compliance with all applicable rules and regulations that apply to the Company and our officers and trust managers. If our board amends any provisions of the Code of Business Conduct and Ethics that apply to our chief executive officer or senior financial officers or grants a waiver in favor of any such persons, it will promptly publish the text of the amendment or the specifics of the waiver on its website.
     As you may be aware, there has been a dramatic and continuing evolution of ideas about sound corporate governance. We intend to continue to act promptly to incorporate not only the actual requirements of rules adopted but additional voluntary measures we deem appropriate. Charters for our board committees and our Corporate Governance Guidelines and Code of Business Conduct and Ethics may be viewed on our website at www.amreit.com under the Investor section. In addition, we will mail copies of our Corporate Governance Guidelines to shareholders upon their written request.
Meetings and Committees of the Board of Trust Managers
     General. During the fiscal year ended December 31, 2005, our board of trust managers held four regular quarterly meetings and eight special meetings. Each of the trust managers attended all meetings held by our board of trust managers and all meetings of each committee of our board of trust managers on which such trust managers served during the fiscal year ended December 31, 2005. Our board of trust managers has an audit committee, compensation committee, pricing committee, and nominating and corporate governance committee.

Nominating and
	Executive	Pricing	Audit		Corporate
Name	Committee	Committee	Committee	Compensation	Governance
H. Kerr Taylor*	x	x
Robert S. Cartwright, Jr.			x	x	x
G. Steven Dawson		x	x	x	x
Philip Taggart			x	x	x

*	Chairman of the Board
     Pricing Committee. The pricing committee is authorized to exercise all the powers of the board of trust managers in connection with the offering, issuance and sale of our securities. The pricing committee held one telephonic meeting during 2005, and executed one unanimous written consent during that year.
     Audit Committee. Our audit committee consists of Mr. Dawson (chairman), Mr. Cartwright and Mr. Taggart. Our audit committee met four times during the fiscal year ended December 31, 2005. Our audit committee is comprised entirely of trust managers who meet the independence and financial literacy requirements of AMEX listing standards as well as the standards established under the Sarbanes-Oxley Act of 2002. In addition, our board has determined that Mr. Dawson qualifies as an “audit committee financial expert” as defined in SEC rules. Our audit committee’s responsibilities include providing assistance to our board in fulfilling its responsibilities with respect to oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditors’

qualifications, performance and independence, and the performance of our internal audit function. In accordance with its charter, the audit committee has sole authority to appoint and replace the independent auditors, who report directly to the committee, approve the engagement fee of the independent auditors and pre-approve the audit services and any permitted non-audit services they may provide to us. In addition, our audit committee reviews the scope of audits as well as the annual audit plan, evaluates matters relating to our audit and internal controls and approves all related party transactions. Our audit committee holds separate executive sessions, outside the presence of senior management, with our independent auditors.
     Compensation Committee. Our compensation committee consists of Mr. Taggart (chairman), Mr. Dawson and Mr. Cartwright. Our compensation committee is comprised entirely of trust managers who meet the independence requirements of the AMEX listing standards. The compensation committee’s responsibilities include establishing our general compensation philosophy, overseeing our compensation programs and practices, including incentive and equity-based compensation plans, reviewing and approving executive compensation plans in light of corporate goals and objectives, evaluating the performance of our chief executive officer in light of these criteria and establishing our chief executive officer’s compensation level based on such evaluation, evaluating the performance of the other executive officers and their salaries, bonus and incentive and equity compensation, reviewing and making recommendations concerning proposals by management regarding compensation, bonuses, employment agreements, loans to non-executive employees and other benefits and policies respecting such matters for employees. The compensation committee met six times during the fiscal year ended December 31, 2005.
     Nominating and Corporate Governance Committee. The nominating and corporate governance committee consists of Mr. Cartwright (chairman), Mr. Dawson and Mr. Taggart. The committee’s duties include adopting criteria for recommending candidates for election or re-election to our board and its committees, considering issues and making recommendations regarding the size and composition of our board. The committee will also consider nominees for trust manager suggested by shareholders in written submissions to our corporate secretary. The committee met three times during the fiscal year ended December 31, 2005.

Trust Manager Nomination Procedures
     Trust Manager Qualifications. Our nominating committee has established policies for the desired attributes of our board as a whole. The board seeks to ensure that a majority of its members are independent within AMEX listing standards. Each trust manager generally may not serve as a member of more than six other public company boards. Each member of our board must possess the individual qualities of integrity and accountability, informed judgment, financial literacy, maintain high performance standards, and must be committed to representing our long-term interests. Above all, we look to people who possess high character, competence, communication skills and the ability to engender chemistry among peers. In addition, trust managers must be committed to devoting the time and effort necessary to be responsible and productive members of our board. Our board values diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience.
     Identifying and Evaluating Nominees. Our nominating committee regularly assesses the appropriate number of trust managers comprising our board, and whether any vacancies on our board are expected due to retirement or otherwise. The nominating committee may consider those factors it deems appropriate in evaluating trust manager candidates including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to us, experience and skill relative to other board members, and specialized knowledge or experience. Depending upon the current needs of our board, certain factors may be weighed more or less heavily by the nominating committee. In considering candidates for our board, the nominating committee evaluates the entirety of each candidate’s credentials and, other than the eligibility requirements established by our nominating committee, does not have any specific minimum qualifications that must be met by a nominee. The nominating committee considers candidates for the board from any reasonable source, including current board members, shareholders, professional search firms or other persons. The nominating committee does not evaluate candidates differently based on who has made the recommendation. The nominating committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.
     Shareholder Nominees. Our bylaws permit shareholders to nominate trust managers for consideration at an annual meeting of shareholders. The nominating committee will consider properly submitted shareholder nominees for election to our board and will apply the same evaluation criteria in considering such nominees as it would to persons nominated under any other circumstances. Such nominations may be made by a shareholder entitled to vote who delivers written notice along with the additional information and materials required by the bylaws to the corporate secretary not later than the close of business on the 70th day, and not earlier than the close of business on the 90th day, prior to the anniversary of the preceding year’s annual meeting. For our annual meeting in the year 2007, the secretary must receive this notice after the close of business on March 3, 2007, and prior to the close of business on March 23, 2007. You can obtain a copy of the full text of the bylaw provision by writing to the Secretary of AmREIT, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046.
     Any shareholder nominations proposed for consideration by the nominating committee should include the nominee’s name and sufficient biographical information to demonstrate that the nominee meets the qualification requirements for board service as set forth under “Trust Manager Qualifications.” The nominee’s written consent to the nomination should also be included with the nomination submission, which should be addressed to: AmREIT, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, Attn: Chief Financial Officer and Secretary.

Independence of Trust Managers
     Pursuant to our Corporate Governance Guidelines, which require that a majority of our trust managers be independent within the meaning of AMEX corporate governance standards, our board undertook a review of the independence of trust managers nominated for election at the meeting. During this review, our board considered transactions and relationships during the prior year between us and each trust manager or any member of his or her immediate family, including those reported under “Certain Relationships and Related Transactions” below. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the trust manager is independent.
     As a result of this review, our board affirmatively determined that all the trust managers nominated for election at the 2006 annual meeting are independent with the exception of Mr. Taylor.
Compensation of Trust Managers
     During our 2005 fiscal year, each non-employee trust managers received a monthly fee of $1,000 for their services and a meeting fee of $1,000 per meeting attended in person, a meeting fee of $500 per meeting attended by telephone and a committee meeting fee of $500 per meeting attended in person or by telephone with the exception of the audit committee meetings which were $750 per meeting in person. Each non-employee trust manager receives a grant of 2,000 restricted class A common shares for each year in which they serve on the board, which vest equally over a three year period, 33% vesting on the date of grant, 33% on the first anniversary of the date of grant and 34% on the second anniversary of the date of grant.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information regarding the beneficial ownership of our common shares as of April 12, 2006 by (1) each person known by us to own beneficially more than 5% of our outstanding class A common shares, (2) all current trust managers, (3) each current named executive officer, and (4) all current trust managers and current named executive officers as a group. Unless otherwise indicated, the shares listed in the table are owned directly by the individual, or by both the individual and the individual’s spouse. Except as otherwise noted, the individual had sole voting and investment power as to shares shown or, the voting power is shared with the individual’s spouse.

	Amount and Nature of	Percent of Voting
Name	Beneficial Ownership	Common shares
H. Kerr Taylor — Chairman, President & CEO	1,103,390	4.65%
Robert S. Cartwright — Trust Manager	28,020	*
G. Steven Dawson — Trust Manager	23,439	*
Philip Taggart — Trust Manager	19,096	*
Chad C. Braun — Secretary, CFO and Executive VP	72,305	*

All trust managers and executive officers as a group	1,246,250	5.25%
All other employees combined	292,459	1.23%

All trust managers, executive officers, and employees as a group	1,538,709	6.48%

*	Less than 1%.

MANAGEMENT
     The following table sets forth our executive officers.

Name	Age	Principal Occupation
H. Kerr Taylor	55	President and CEO
Chad C. Braun	34	EVP & CFO
Preston Cunningham	29	Managing VP-Development
Todd McDonald	32	Managing VP-Special Opportunities
Tenel Tayar	36	Managing VP-Acquisitions
David M. Thailing	35	Managing VP-Asset Advisory
Business Experience
     H. Kerr Taylor. Mr. Taylor is our founder and serves as our chairman of the board, chief executive officer and president. For over 21-years he has guided our growth and our predecessors. His primary responsibilities include overseeing strategic initiatives as well as building, coaching and leading our wonderful team of professionals. Mr. Taylor has over 30-years of experience within the real estate industry, has participated in over 300 transactions involving brokerage, development and management of premier real estate projects. He attended Trinity University, graduating with a Bachelor of Arts degree and then attended Southern Methodist University where he received his Masters Degree in Business Administration. Mr. Taylor also attended law school at South Texas College of Law where he received his Doctor of Jurisprudence and was admitted to the Texas Bar. Mr. Taylor is a past board member of Park National Bank (now Frost Bank) and Millennium Relief and Development, Inc. He is currently chairman of the board of Pathways for Little Feet. He serves as a board member of Life House, Inc., Uptown District and as an Elder of First Presbyterian Church. Mr. Taylor is a lifetime member of the International Council of Shopping Centers, Urban Land Institute and the Texas Bar Association.
     Chad C. Braun. Mr. Braun serves as our executive vice president, chief financial officer, treasurer, and secretary. Mr. Braun is responsible for corporate finance, capital markets, investor relations, accounting, SEC reporting, and oversees investment sponsorship and product creation. Mr. Braun has years of accounting, financial, and real estate experience and prior to joining us served as a manager in the real estate advisory services group at Ernst & Young, LLP. He has provided extensive consulting and audit services, including financial statement audits, portfolio acquisition and disposition, portfolio management, merger integration and process improvement, financial analysis, and capital markets and restructuring transactions, to a number of Real Estate Investment Trusts and private real estate companies. Mr. Braun graduated from Hardin Simmons University with a Bachelor of Business Administration degree in accounting and finance and subsequently earned the CPA designation and his Series 63, 7, 24, and 27 securities licenses. He is a member of the National Association of Real Estate Investment Trusts and the Texas Society of Certified Public Accountants.
     Preston Cunningham. Mr. Cunningham serves as our managing vice president of development. His responsibilities include managing the underwriting, due diligence, leasing and construction phases of ground up developments and re-developments of existing centers. In addition, he is responsible for managing our development leasing team, brokerage department, and the legal department. Mr. Cunningham has been employed with AmREIT for over four years during which time he has developed over $100M in projects. Mr. Cunningham received a Bachelor of Business Administration in financial planning and services from Baylor University and graduated with his Doctor of Jurisprudence from South Texas College of Law. Mr. Cunningham is a member of the International Council of Shopping Centers, Urban Land Institute, and Texas Bar Association.
     Todd McDonald. Mr. McDonald serves as managing vice president of special operations and oversees joint ventures and sale leasebacks for AmREIT. Mr. McDonald is responsible for managing business development for joint ventures, CTL sale-leasebacks, and programmatic rollouts. Mr. McDonald has handled over $40 million in sales of property for AmREIT and has overseen the acquisition and development of over $70 million of property. His real estate experience includes providing analysis on acquisition and disposition projects, producing project proformas, managing development, and reviewing property level financial statements. Mr. McDonald received a Bachelor of Science degree in business economics from Wofford College.
     Tenel Tayar. Mr. Tayar serves as our managing vice president of acquisitions and is responsible for overseeing all existing retail property acquisitions. Mr. Tayar has over 14 years of real estate experience. Prior to joining AmREIT, he served as the director of finance at The Woodlands Operating Company where he sourced, negotiated and closed over $225 million in real estate transactions and participated in over $500 million. Mr. Tayar has analyzed over $2 billion of real estate investment and has directed all aspects of real estate capitalization and investment transactions. While at AmREIT, Mr. Tayar has completed over $325 million of acquisitions. Mr. Tayar received a Bachelor of Business Administration in finance from the University of Texas at Austin and earned a Master of Business Administration from Southern Methodist University. Mr. Tayar is a Texas licensed Real Estate Broker and is a member of the Urban Land Institute, International Council of Shopping Centers, and Association of Commercial Real Estate Professionals.
     David M. Thailing. Mr. Thailing serves as the managing vice president of securities. Mr. Thailing is responsible for raising non-traded private equity in AmREIT as well as capital for the Company’s merchant development investment programs, primarily through the financial planning community. Since joining AmREIT the securities team has raised two series of non-traded common stock and the Company’s asset advisory business has launched four new funds. Mr. Thailing has over twelve years of combined financial advisory and real estate investment experience. Mr. Thailing gained extensive knowledge of the financial services industry with Paine Webber and Members Financial Services and has broad public speaking experience in the securities industry. Immediately prior to joining AmREIT he provided financial consulting expertise as an associate with Andersen’s Corporate Finance and Restructuring practice. Mr. Thailing received a Bachelor of Business Administration degree in management from Southern Methodist University and earned a Masters of Business Administration from the Jones School of Management at Rice University.
Compensation of Executive Officers
     The table set forth below represents the compensation paid to Mr. Taylor, chairman of the board, chief executive officer and president and Chad C. Braun executive vice president, chief financial officer and Secretary, the Company’s two executive officers. The table sets forth all compensation, cash and restricted stock, received during the fiscal years 2005, 2004 and 2003.

						Long-Term Compensation
		Annual Compensation				Awards
						Securities
Name and Principal				Other Annual		Underlying	All Other
Position	Year	Salary	Cash Bonus	Compensation		Options	Compensation
H. Kerr Taylor	2005	$350,000	$161,000	$69,000	(1)	—	$179,200	(1)(4)
Chief Executive	2004	$195,000	$136,000	$58,500	(1)	—	$400,000	(1)(3)
Officer and President	2003	$195,000	$136,500	$58,500	(1)

Chad C. Braun	2005	$157,977	$101,184	$43,365	(2)	—	$89,600	(2)(4)
Executive Vice	2004	$131,650	$92,150	$39,494	(2)	—	$90,000	(2)
President and CFO	2003	$122,000	$100,000	$46,927	(2)		$75,000	(2)(3)

(1)	Mr. Taylor was granted 9,857, 7,178, and 9,000 common shares as part of his bonus for 2005, 2004 and 2003, respectively. The restrictions on these shares lapse 25 % at the date of grant and 25% on each of the three following anniversaries of the date of grant. Additionally, Mr. Taylor was granted 25,600 and 50,000 shares as a long term 2005 and 2004 retention bonus, respectively. The restrictions on the shares issued as long term compensation lapse equally over a seven year period beginning on February 15, 2007 and February 15, 2006, respectively.

(2)	Mr. Braun was granted 6,195, 4,846, and 7,219 common shares as part of his bonus for 2005, 2004 and 2003, respectively. The restrictions on these shares lapse 25% at the date of grant and 25% on each of the three following anniversaries of the date of grant. Additionally, Mr. Braun was granted 12,800, 11,043 and 11,538 shares as a long term 2005, 2004 and 2003 retention bonus. The restrictions on the shares issued as long term 2005 and 2004 compensation lapse 70% in year five, 15% in year six and 15% in year seven, from the date of the grant. The restrictions on the shares issued as long term 2003 compensation lapse on the fifth anniversary of the issuance.

(3)	Mr. Taylor and Mr. Braun were assigned 37% and 4%, respectively, in the income and cash flow of the general partner of AmREIT Income & Growth Fund, Ltd. (“AIG”), AmREIT Income & Growth Corporation. AIG is an affiliated retail partnership with a seven year operating lifecycle. In June 2008, AIG will enter into liquidation and commence a final sale of all of its real estate assets. In accordance with the limited partnership agreement, net sales proceeds will be allocated to the limited partners, and to the general partner as, if, and when certain annual returns have been achieved by the limited partners. Mr. Taylor and Mr. Braun’s interest vests equally over a four year period beginning on February 15, 2004. The value of the assigned interest can not be determined or estimated at this time.

(4)	Mr. Taylor and Mr. Braun were assigned 22.5% and 2%, respectively, in the income and cash flow of each of the general partner’s of AmREIT Monthly Income & Growth Fund III, Ltd. (“MIG III”) and AmREIT Monthly Income & Growth Fund IV, Ltd. (“MIG IV”). MIG III and MIG IV are affiliated retail partnerships with a six year operating lifecycle. MIG III and MIG IV are anticipated to enter into liquidation and commence a final sale of all of their real estate assets in 2012 and 2014, respectively. In accordance with the limited partnership agreements, net sales proceeds will be allocated to the limited partners, and to the general partner as, if, and when certain annual returns have been achieved by the limited partners. Mr. Taylor and Mr. Braun must be employed by the Company at the time of liquidation and during complete liquidation in order to receive economic benefit. The value of the assigned interest can not be determined or estimated at this time.
Employment Agreements
     We are in the process of negotiating employment contracts with our key executives, including Kerr Taylor and Chad Braun, but currently do not have employment contracts with any of our key executives.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our trust managers and executive officers and persons who own more than 10% of a registered class of our equity securities, to file reports of holdings and transactions in our securities with the SEC. Executive officers, trust managers and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file with the SEC.
     Based solely upon a review of the reports furnished to us with respect to our 2005 fiscal year, we believe that all SEC filing requirements applicable to our trust managers and executive officers were satisfied.

COMPENSATION COMMITTEE REPORT
Overview
     Our executive compensation is supervised by the compensation committee of the board of trust managers, which is comprised entirely of independent trust managers as determined by the board within the meaning of the applicable AMEX listing standards currently in effect. The board designates the members and the chairman of the committee on an annual basis.
     The committee is responsible for developing, administering and monitoring the executive compensation programs, ensuring that the executive compensation programs are designed to be consistent with our corporate strategies and business objectives; reviewing and approving all compensation plans affecting our senior management; and determining the specific compensation amounts and measurements for our CEO. Additionally, the committee is responsible for administering our share grant and deferred compensation plans. Our share grant programs are for all of our employees, including our officers. The specific duties and responsibilities of the committee are described in the charter of the compensation committee, which is available on our web site at www.amreit.com.
     The committee met six times during 2005. The meetings generally focus on long-term retention strategies, long-term compensation structures, performance measures, best practices in the industry, evaluation of the independent consultants’ report to the committee on compensation of the executive officers and the evaluation of the CEO’s performance and compensation program. The committee has retained independent compensation consultants and other experts for consultation and survey data.
Compensation Philosophy and Objectives
     We focus on building our team on the principals of character, competency, communication and chemistry. As our people are our most important asset, the committee agrees that the goal of our compensation programs are to attract, motivate and retain the individuals that meet our core principals. Our compensation programs are set up to support the achievement of our corporate financial goals, our department goals and individual goals, such that the components of the compensation programs increases or decreases with the success of these goals. Therefore, when our performance exceeds the goals and objectives established, our employees have the opportunity to be paid more, and when we fall short of these goals, compensation may be less. In order to achieve our goals and objectives, we have structured an incentive based compensation structure tied to our financial performance and goals. Our committee reviews these compensation programs annually, to ensure that pay levels and incentive opportunities are competitive and reflect the direction and performance of the company.
     Our compensation plans are designed to balance the focus of our officers to achieve strong short term results, while at the same time, building shareholder value and long term results. The components of our compensation plans include both a short term, or current, compensation component as well as a long term compensation component. Therefore, our compensation plans generally include a base salary, an annual bonus and a long term restricted share award. Our top senior management is also eligible to receive general partner profit participation interests, as described below. Our CEO compensation plan includes a base salary which is below the peer group average, a current bonus award, an incentive bonus paid in restricted shares, which pays more for good performance and less for performance that does not meet expectations, and general partner profit participation interests, as described below. Generally, target bonuses for our officers are within 30% to 75% of the base salary for the individual, depending on position and responsibility.

Base Salary
     Base salary levels for our officers are primarily based on an evaluation of the individual performance and experience, an evaluation of corporate performance and benchmarked against industry comparisons. The committee reviews the compensation plans annually, evaluating the combination of base salary, incentive bonus compensation and long-term compensation, as well as a comparison to industry peers. Management and the committee evaluate our peers based on a combination of size, complexity, and industry. During 2005, our committee used compensation information provided by an outside consultant, Ferguson Partners Ltd., in establishing and reviewing base salaries and peer group.
Bonus Compensation
     We design our annual incentive and bonus compensation to align pay with annual performance – both corporate performance and department performance. At the beginning of the year, we establish specific corporate and departmental performance measures that we believe will allow us to meet our short term and long-term objectives that will allow us the opportunity to create long term shareholder value. Therefore, the payment of the bonus compensation is directly tied to the corporate performance, and the individual’s contribution to the corporate performance. The bonus compensation is generally set as a percentage of the base salary, which is reviewed by the committee, the individual consultant, and evaluated against our peer group.
     The bonus compensation is generally evaluated based on three primary criteria, all of which have measurable goals established at the beginning of the year: overall corporate performance, performance and contribution of the department, and performance and contribution of the individual. These measurement criteria are weighted in accordance with the position, responsibility and tenure. The more senior the position and the more responsibility and accountability the position has to our overall corporate performance, the higher the weighting towards overall corporate performance. Each of our officers is required to receive a portion of their bonus compensation in the form of restricted shares, generally between 15% and 30%. The restricted shares vest over a period of four years.
The eligible bonus for the CEO is based strictly on corporate goals and management retention. Although we had a strong year, we did not meet all of our performance goals, specifically capital under management within our asset advisory group and management retention. Consequently, the CEO received 92% of the eligible bonus.
Long Term Restricted Share Award
     Our committee strongly believes that by providing our officers with an opportunity to increase their ownership of class A common shares, the interests of shareholders and the officers will be closely aligned. Therefore, the long-term portion of our compensation program is paid in restricted shares. The committee has determined that a ceiling of 1.25% of the class A common shares outstanding may be granted to management (excluding the board and CEO) in a year where strong corporate performance goals have been met. The allocation of these shares are determined by management and reviewed by the committee. The shares generally vest on a cliff basis over five to seven years. Our belief is that this appropriately aligns the long term interest of our management with that of our shareholders, and rewards long term commitment and retention among our key executives. This portion of the compensation plan is also reviewed by the independent consultant and evaluated against the peer group.
     The long term restricted share award for the CEO is broken down into two categories, a restricted share award and a performance based share award. The restricted share award is an award based on the company meeting its current year goals such as FFO, asset growth, and operational goals. The committee has determined that a ceiling of 0.40% of the class A common shares outstanding may be granted to the CEO in a year where these performance goals have been met. The shares vest ratably over a four year period.
     The performance based share award is broken down into four categories: Relative FFO growth, Absolute FFO growth, Relative Total Shareholder Return and Absolute Total Shareholder Return. These goals are evaluated based on a three year trailing average, and compared to company goals and expectations as well as our peer group. The committee has determined that a ceiling of 0.85% of the class A common shares outstanding may be granted to the CEO in a year where these performance goals have been met. These shares are immediately vested when issued. Both the long term restricted share award and the performance based share award are reviewed by the independent consultant and evaluated against the peer group.
General Partner Profit Participation Interest
     The company functions as the general partner of each of its partnership funds within its Asset Advisory Group. As such, the general partner anticipates receiving general partner profit participation interests as preferred returns are met for the limited partners. In an effort to align the interests of management with that of our shareholders, and to reward management for achieving results that allow the company to realize this general partner profit participation, we have assigned certain members of our senior management team an economic interest in these general partners. General partner profit participations are recognized by the general partner once the fund enters into liquidation and the preferred returns to the limited partners have been met. This portion of the compensation plan is also reviewed by the independent consultant and evaluated against the peer group as a component of total compensation.
     To date, certain members of the senior management team have been granted general partner profit participation interests in the following partnership funds: AAA CTL Notes, Ltd., AmREIT Income & Growth Fund, Ltd., AmREIT Monthly Income & Growth Fund III, Ltd., and AmREIT Monthly Income & Growth Fund IV, Ltd. Through December 31, 2005, none of the general partners in which management owns an economic interest have generated general partner profit participations.
     The committee evaluates this component of compensation on an annual basis and determines the appropriate amount of general partner profit participation interest to grant. The committee has authorized a pool of between 10% and 15% interests in the above mentioned general partners as additional compensation for the senior management team (excluding the CEO). The allocation amongst the management team is determined by the CEO. The committee has authorized an award of between 22% and 37.5% interests in the above mentioned general partners as additional compensation for the CEO. These interests vest on varying schedules from immediately to seven years. At the date of grant, the value of the general partner profit participation interest is largely unknown. There are various unknown and uncontrollable factors that will determined the value of this interest. As such, the value of this interest can only be determined, and will only be paid, as it is recognized by the general partner once it enters into liquidation.

2005 Performance
     The committee determines and approves base salary and incentive compensation of senior management based on the company’s performance, department performance and individual performance. In evaluating the 2005 performance, the committee reviewed the goals set forth in the 2005 annual report:
•	Generate 8-14% FFO growth with a target of $0.70 per class A common share. FFO grew by 9% to $0.70 per class A common share;

•	Increase the size of the portfolio of irreplaceable corners by growing assets to $400 million over a 12-18 month period. Management acquired $111 million in real estate assets during the year, resulting in $315 million in total assets, on track to achieve $400 million within 18 months;

•	Increase fund raising activities in an effort to fund our acquisitions primarily through equity and grow our equity under management in our Asset Advisory Group by $35 million. The company raised approximately $109 million in equity during the year which was used, along with $49 million in long term fixed rate mortgage debt, to acquire $111 million of property and pay off approximately $38 million in floating rate debt. Within our actively managed funds, we fell short of our goal, increasing assets equity under management in our asset advisory group by $11 million; and

•	Strengthen the balance sheet by selling off $20 - $25 million in non-core assets and keeping our debt to asset ratio at or below 55%. The company sold 10 non-core assets worth approximately $16.6 million, generating a gain on sale of $3. 4 million. Additionally, debt to assets as of December 31, 2005 was approximately 40%.
The committee reviewed and approved bonuses and stock awards for senior management in 2005 based on its analysis of the Company’s 2005 performance and the ability of individual members of management to achieve their targeted department and individual goals and objectives.
Chief Executive Officer Performance Evaluation
     The compensation of H. Kerr Taylor, chief executive officer, for the year ended December 31, 2005 was determined in accordance with the criteria discussed above. In addition, the committee annually reviews and approves the objectives for the chief executive officer, including financial performance of the Company and growth in real estate assets. The committee has reviewed all components of Mr. Taylor’s compensation, including base salary, bonus compensation, long-term restricted share award, and general partner profit participation interest.
     The compensation committee finds Mr. Taylor’s total compensation to be reasonable and not excessive in the aggregate. In considering the components of Mr. Taylor’s total compensation, the committee takes into account the aggregate amounts and mix of all components, seeking to balance short and long term goals while aligning his interests with those of the shareholders.
This compensation committee report is given by all members of the compensation committee:
Phillip Taggart, 2005 Chairman                 G. Steven Dawson                Robert S. Cartwright, Jr.

PROPOSAL ONE
ELECTION OF TRUST MANAGERS
     At the annual meeting, four trust managers will be elected by the shareholders, each trust manager to serve until his successor has been duly elected and qualified, or until the earliest of his death, resignation or retirement.
     The persons named in the enclosed proxy will vote your shares as you specify on the enclosed proxy form. If you return your properly executed proxy but fail to specify how you want your shares voted, the shares will be voted in favor of the nominees listed below. Our board of trust managers has proposed the following nominees for election as trust managers at the annual meeting.
Nominees
     H. Kerr Taylor. For a description of the business experience of Mr. Taylor, see “Management.”
     Robert S. Cartwright, Jr. - Mr. Cartwright has been a trust manager or director of our company or our predecessor corporation since 1993. Mr. Cartwright is a Professor of Computer Science at Rice University. Mr. Cartwright earned a bachelor’s degree magna cum laude in Applied Mathematics from Harvard College in 1971 and a doctoral degree in Computer Science from Stanford University in 1977. Mr. Cartwright has been a member of the Rice faculty since 1980 and twice served as department Chair. Mr. Cartwright has compiled an extensive record of professional service. He is a Fellow of the Association for Computing Machinery (ACM) and a member of the ACM Education Board. From 1994- 2000, he served as a member of the Board of Directors of the Computing Research Association, an umbrella organization representing academic and industrial computing researchers. Mr. Cartwright has served as a charter member of the editorial boards of two professional journals and has also chaired several major ACM conferences. From 1991-1996, he was a member of the ACM Turing Award Committee, which selects the annual recipient of the most prestigious international prize for computer science research.
     G. Steven Dawson - Mr. Dawson has been a trust manager or director of AmREIT or our predecessor corporation since 2000. He also has been designated by our board as the “audit committee financial expert,” as such term is defined in the Rules of the Securities and Exchange Commission. He is currently a private investor who is active on the boards of five real estate investment trusts in addition to his service to us: American Campus Communities, Sunset Financial Resource, Inc., Trustreet Properties, Inc., Desert Capital REIT (a non-listed public mortgage company), and Medical Properties Trust. He serves as the audit committee chairman of three of these companies and he serves on governance/nominating committees and compensation committees for some of these as well. From 1990 to 2003, Mr. Dawson was the Senior Vice President and Chief Financial Officer of Camden Property Trust (or its predecessors), a large multifamily REIT. Prior to 1990, Mr. Dawson served in various related capacities with companies involved in commercial real estate including land and office building development as well as the construction and management of industrial facilities located on airports throughout the US.
     Philip Taggart - Mr. Taggart has been a trust manager or director of AmREIT or our predecessor corporation since 2000. Mr. Taggart has specialized in investor relations activities since 1964 and is the president and chief executive officer of Taggart Financial Group, Inc. He is the co-author of the book Taking Your Company Public, and has provided communications services for 58 initial public offerings, more than 200 other new issues, 210 mergers and acquisitions, 3,500 analyst meetings and annual and quarterly reports for over 25 years. Mr. Taggart serves on the boards of International Expert Systems, Inc. and Salon Group International and served on the board of the Foundation of Texas State Technical

College for 10 years. A distinguished alumnus of the University of Tulsa, he also has been a university instructor in investor relations at the University of Houston.
     Our board of trust managers unanimously recommends that you vote FOR the election of trust managers as set forth in Proposal One. Proxies solicited by our board of trust managers will be so voted unless you specify otherwise in your proxy.

AUDIT COMMITTEE REPORT
     The audit committee is composed of three independent non-employee trust managers and operates under a written charter adopted by the board (a copy of which is available on our web site). The board has determined that each committee member is independent within the meaning of the applicable AMEX listing standards currently in effect.
     Management is responsible for the financial reporting process, including the preparation of the consolidated financial statements in accordance with GAAP. Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The committee’s responsibility is to oversee and review this process. We are not, however, professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurances as to such financial statements concerning compliance with the laws, regulations or GAAP or as to the independence of the registered public accounting firm. The committee relies, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm. We held four meetings during 2005. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management and our independent registered public accounting firm, KPMG LLP. We discussed with KPMG LLP the overall scope and plans of their audit. We met with KPMG LLP, with and without management present, to discuss the results of their examinations.
     We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2005 with management and KPMG. We also discussed with management and KPMG the process used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC. In addition, we reviewed and discussed our progress on complying with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 2 regarding the audit of internal control over financial reporting.
     The audit committee has reviewed and discussed the audited financial statements with management and KPMG LLP, our independent auditors. The audit committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, written communication from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed their independence with the independent auditors. When considering the independence of KPMG LLP, we considered whether their array of services to the company beyond those rendered in connection with their audit of our consolidated financial statements and reviews of our consolidated financial statements, including its Quarterly Reports on Form 10-Q, was compatible with maintaining their independence. We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, KPMG LLP. Based on the foregoing review and discussions and relying thereon, we have recommended to our board of trust managers that the audited financial statements for the year ended December 31, 2005 be included in the Company’s Annual Report on Form 10-K.
     The members of the audit committee are independent, as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ Listing Standards. This section of the proxy statement is not deemed “filed” with the SEC and is not incorporated by reference into our Annual Report on Form 10-K.
     This audit committee report is given by the following members of the audit committee:

G. Steven Dawson — Chairman	Robert S. Cartwright, Jr.	Philip Taggart

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
     Aggregate fees billed to us for the years ended December 31, 2005 and 2004 by our principal accounting firm, KPMG LLP, were as follows:

	2005	2004
Audit Fees	$329,655	$124,365
Audit Related Fees	$95,250	$17,000
Tax Fees	$60,000	$10,000
All Other Fees	$-0-	$-0-

Total Fees	$484,905	$151,365

     The audit committee has determined that the provision of the services included within “Financial Information Systems Design and Implementation Fees” and “All Other Fees” to be compatible with maintaining the principal accountant’s independence.
Pre-Approval Policies
     Our audit committee, pursuant to its exclusive authority, has reviewed and approved the all of the fees described above for 2005. The audit committee has also adopted pre-approval policies for all other services KPMG LLP may perform for us. The pre-approval policies detail with specificity the services that are authorized within each of the above-described categories of services and provide for aggregate maximum dollar amounts for such pre-approved services. Any additional services not described or otherwise exceeding the maximum dollar amounts prescribed by the pre-approval policies will require the further advance review and approval of the audit committee. The audit committee has delegated the authority to grant any such additional required approval to its chairman between meetings of the committee, provided that the chairman reports the details of the exercise of any such delegated authority at the next meeting of the audit committee.

SHAREHOLDER PROPOSALS
     To be included in the proxy statement, any proposals of holders of shares intended to be presented at our annual meeting of shareholders to be held in 2007 must be received by us, addressed to Mr. Chad C. Braun, 8 Greenway Plaza, Suite 1000, Houston, Texas, 77046, no later than February 1, 2007 and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.
ANNUAL REPORT
     We have provided without charge a copy of the annual report to shareholders for fiscal year 2005 to each person being solicited by this proxy statement. Upon the written request by any person being solicited by this proxy statement, we will provide without charge a copy of the annual report on Form 10-K as filed with the SEC (excluding exhibits, for which a reasonable charge shall be imposed). All requests should be directed to: H. Kerr Taylor, chairman of the board, chief executive officer and president at AmREIT, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, June 1, 2006
10:00 A.M. Houston Time

Eight Greenway Plaza
Suite 1000
Houston, TX 77046

AmRElT Eight Greenway Plaza, Suite 1000 Houston, TX 77046	proxy

This Proxy is Solicited to all Class A, B, C and D Common Shareholders
on Behalf of the Board of Trust Managers.
     The shareholder of AmREIT, a Texas real estate investment trust, whose name and signature appear on the reverse side of this card, having received the notice of the Annual Meeting of shareholders and the related proxy statement for AmREIT’s Annual Meeting of shareholders to be held at Eight Greenway Plaza, Suite 1000, Houston, Texas, on Thursday, June 1, 2006 at 10:00 A.M., Houston time, hereby appoints H. Kerr Taylor and Chad Braun, or each of them, the proxies of the shareholder, each with full power of substitution, to vote at the Annual Meeting, and at any adjournments of the Annual Meeting, all common shares, par value $0.01 per share, held of record by the shareholder on April 12, 2006 in the manner shown on the reverse side of this card.
     This proxy is solicited by the Board of Trust Managers and the common shares represented hereby will be voted in accordance with the shareholder’s directions on the reverse side of this card. If no direction is given, then the shares represented by this proxy will be voted FOR proposals 1 and 2, and in the proxies’ discretion on any other matters that may properly come before the Annual Meeting or any adjournments thereof, subject to limitations set forth in applicable regulations under the Securities Exchange Act of 1934.
     Please mark, sign, date, and return this proxy card promptly using the enclosed envelope.
See reverse for voting instructions.

     COMPANY #

There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 31, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/amy/ — QUICK *** EASY *** IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 31, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to
AmREIT, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card
▼ Please detach here ▼
The Board of Trust Managers Recommends a Vote FOR Items 1 and 2.

1.	Election of trust	01 Robert J. Cartwright	03 Philip Taggart	☐	Vote FOR	☐	Vote WITHHELD
	managers:	02 G. Steven Dawson	04 H. Kerr Taylor		all nominees		from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To transact any other business that may properly be brought before the annual meeting or any adjournments thereof.
This proxy, when properly executed and delivered, will be voted as specified. If no specification is made, this proxy will be voted FOR proposals 1 and 2. The proxies cannot vote your shares unless you sign and return this card.

Address Change? Mark Box ☐ Indicate changes below:	Date

The undersigned hereby revokes any proxy previously given with respect to our common shares and hereby ratifies and confirms all that the proxies. their substitutes or any of them may lawfully do by virtue hereof. Note: Please sign exactly as name(s) appear(s) on this card. When shares are held jointly, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such. When executed by a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner, giving title. Please sign, date and mail this proxy promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.

Signature(s) in Box